UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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globalpayments

Investor Discussion Materials

April 2026

© 2026 Global Payments Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements

This presentation may contain certain forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margin, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation, statements we make regarding guidance and projected financial results for the year 2026; the effects of general economic conditions on our business; statements about the strategic rationale and anticipated benefits of acquisitions or dispositions, including our acquisition of Worldpay and divestiture of our Issuer Solutions business, including future financial and operating results, and the successful integration of our acquisitions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company's plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "intends," "plan," "forecast," "could," "should," "will," "would," or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments' reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Worldpay when expected or at all, business disruptions from the acquisition of Worldpay that may harm our business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the acquisition of Worldpay, including as it relates to our ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; our ability to retain and hire key personnel; the diversion of management's attention from ongoing business operations; uncertainty as to the long-term value of our common stock following the acquisition of Worldpay, including the dilution caused by issuance of additional shares of Global Payments' common stock in connection with the acquisition of Worldpay; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the "Risk Factors" section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

This presentation will reference certain non-GAAP financial information. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the Appendix to this presentation and the Investor Relations section of our website at www.globalpayments.com, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

2

CEO Target Pay History

2023

Appointment of Cameron Bready as CEO; CEO target pay was reduced 41%

Rationale:

- To evaluate performance of new CEO
- Shareholder feedback

2024

CEO target LTI increased 6%, while base salary and target bonus opportunity were unchanged

Rationale:

- Move target pay closer to compensation peer group median in recognition of individual performance
- Increased mix of LTI more closely aligns with shareholder interests

2025

CEO target LTI increased 16% and cash target increased 10%

Rationale:

- Move target pay closer to compensation peer group median in recognition of individual performance, including leading and executing strategic transformation
- Increased mix of LTI more closely aligns with shareholder interests

Target Pay as Percentile of Compensation Peer Group[1]
59th Percentile
57th Percentile
38th Percentile
38th Percentile
43rd Percentile
Peer Median (50th Percentile)
2021
2022
2023
2024
2025
Previous CEO
Current CEO

1) Figures represent the target pay of Global Payments' CEO compared to the CEO target pay of the peer group in each respective year. Source: Public filings.

Note: Our Compensation Committee selected the Company's peer group with the assistance of its independent compensation consultant. Our historical practice has been to focus on companies with revenues between approximately one-third and three times the Company's revenue, which we believe best reflects the scale, complexity, and breadth of operations that drive executive responsibility and compensation design. At the time the peer group was constructed, our revenues and market cap were near the median of the peer group as a whole.

3

Demonstrated CEO Pay and Performance Alignment

Equity Awards Designed to Tie Pay to Performance

- LTI composition:
  - 50% PSUs
  - 25% Options
  - 25% RSUs
- PSUs include a **relative TSR modifier**, reflecting prior shareholder feedback, reducing payouts for recent vestings:
  - 2023: Payout reduced 50%[1]
  - 2024: Payout reduced 50%[1]
  - 2025: Payout reduced 25%
- All stock options granted in the past three years (grant date fair value of $10.7 million) are **currently valued at $0**

Reduction in CEO's Actual Pay Outpaced GPN's Stock Price Decline from 2023–2025[2]

CEO Compensation
(Cumulative 2023–2025)

$52M
–40%
$32M
Target
Realizable[3]

1) 2021–2023 and 2022–2024 PSU cycles are not included in the CEO target and realizable pay values, which only include granted compensation in 2023 through 2025.
2) The CEO's actual compensation reductions exceeded the Company's TSR decline for the period between 2023 and 2025 and occurred against a backdrop of broader sector-wide TSR pressure across payments and fintech peers.
3) Based on GPN's closing share price of $77.40 on December 31, 2025.

4

Proven Track Record of Responsiveness to Shareholder Feedback

2021

- One-time special awards granted to named executive officers to recognize incremental service above and beyond their normal scope of responsibilities to maintain business continuity and customer satisfaction during COVID

2022

- Say-on-Pay proposal: 41% support
- Compensation Committee response:
  - ✓ Extensive engagement with shareholders to solicit their perspective following the advisory vote on executive compensation
  - ✓ Substantially changed the executive compensation program in response to shareholder feedback
  - ✓ Refreshed composition of the committee with two new independent directors

2023

- Say-on-Pay proposal: 90% support
- Compensation Committee actions:
  - ✓ Stated intention to not make future one-time incremental awards to our NEOs
  - ✓ Enhanced proxy disclosure of annual and long-term incentive (LTI) compensation design
  - ✓ Eliminated adjusted EPS as duplicate metric in annual and LTI
  - ✓ Reduced maximum payout opportunity for PSUs from 400% to 200% of target
  - ✓ Adopted new clawback policy

2024

- Say-on-Pay proposal: 85% support

2025

- Say-on-Pay proposal: 85% support
- Compensation Committee actions:
  - ✓ Added another financial metric to our short-term incentive plan based on the adjusted operating income benefit of our transformation, resulting in the following weighting: Adjusted Net Revenue (40%); Adjusted Operating Margin (40%); and Transformation Adjusted Operating Income Benefit (20%)

2026

- Compensation Committee actions:
  - ✓ Added a non-financial metric to our short-term incentive plan (for each NEO other than the CEO) based on key individual strategic objectives, resulting in the following weighting: Adjusted Net Revenue (30%); Adjusted Operating Margin (30%); Integration/Transformation Adjusted Operating Income Benefit (20%); Individual Objectives (20%)
  - ✓ Eliminated stock options from long-term incentive awards, resulting in the following mix: PSUs (50%); and RSUs (50%)

5

Business Transformation and Total Shareholder Return

As we have advanced our transformation agenda, our total shareholder return (TSR) has outperformed that of our peer group[1], particularly the TSRs of our closest payment processing peers

Context and Selected Accomplishments

- In 2024, we initiated a holistic review of our business to examine our strategy, our operational fitness and our ability to deliver sustainable performance
- This gave rise to a broad operational **transformation agenda**, articulated at our September 2024 Investor Conference, to streamline and simplify our business, while further investing to provide our clients with world-class products and services that make everyday commerce better
- In April 2025, we announced our agreement to acquire **Worldpay** and divest our **Issuer Solutions** business
  - These transactions catalyze our transformation, transitioning Global Payments into a pure-play merchant solutions provider with enhanced scale, expanded global distribution, and greater technology depth
  - Both transactions closed in early January 2026, well ahead of plan
- A cornerstone of our transformation was the successful launch of our **Genius** platform in the second quarter of 2025
  - Genius is a modern, cloud-based, modular point-of-sale solution that consolidates multiple legacy systems into a unified offering
  - We are actively deploying Genius across all our distribution channels, and feedback from clients and partners has been exceptionally positive, while sales momentum has accelerated
- As a result of the substantial progress made, we increased the expected annual run-rate **operating income benefit** from transformation initiatives to $650 million[2] an increase of $100 million from prior estimates

Total Shareholder Return vs. Peers

Last 3 Years
(4%)
(10%)
(32%)
(34%)
(45%)
Peer Median[1]
FIS
Global Payments
PayPal
Fiserv
Last 1 Year[3]
+6%
(16%)
(28%)
(33%)
(69%)
Global Payments
PayPal
Peer Median[1]
FIS
Fiserv

Source: FactSet as of April 17, 2026
Note: Total shareholder return (TSR) figures assume reinvestment of dividends.
1) Represents the median TSR of the 18 companies in the peer group identified in Global Payments' 2026 proxy statement (which includes FIS, Fiserv and PayPal).
2) Excluding Global Payments' former Issuer Solutions business
3) Represents the one-year period since the announcement of the acquisition of Worldpay and divestment of Issuer Solutions on April 17, 2025.

6

Proposal 4 — Shareholder Right to Act by Written Consent

Our board recommends a vote X AGAINST this proposal, which is identified as Proposal 4 on the proxy card, for the following reasons:

- This proposal was previously rejected by our shareholders
- We believe that matters requiring shareholder approval should be presented to, and voted on by, all shareholders
- Permitting shareholder action by written consent by less than a unanimous vote could also create substantial confusion and disruption in a widely held public company
- Shareholders have the ability to raise matters and act outside the annual meeting cycle
- Our established shareholder communication and engagement practices provide shareholders with meaningful opportunities to raise important matters
- In addition, our bylaws allow shareholders who own 15% of the outstanding shares of common stock for a one-year period to call a special meeting of shareholders
- Our existing corporate governance practices empower shareholders, provide transparency and promote board and management accountability

7

We Request Your Support at the 2026 Annual Meeting

- ✓ To elect the twelve (12) directors nominated by our board and named in the proxy statement.
- ✓ To approve, on an advisory basis, the compensation of our named executive officers for 2025.
- ✓ To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
- ✗ To oppose the shareholder proposal regarding shareholder right to act by written consent.

8

Engagement of Proxy Solicitor

Global Payments Inc. (“we” or “us”) engaged Innisfree M&A Incorporated, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Innisfree M&A Incorporated a fee of $50,000, plus costs and expenses, for these services. Other costs of soliciting votes in connection with the meeting have been, or will be, paid by us. Proxies may be solicited by mail, personally or by telephone, facsimile or other means of communication by our officers, directors and other employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.